SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MAPINFO CORPORATION
          MARIO J. GABELLI
                       4/19/07           20,000-           20.2500
                       4/19/07          100,000-           20.2500
                       4/19/07            1,250-           20.2500
          GABELLI SECURITIES, INC.
                       4/19/07            4,000-           20.2500
                       4/19/07            3,250-           20.2500
		  GABELLI ASSOCIATES LTD
                       4/19/07           13,000            20.2287
                       4/19/07          219,031-           20.2500
                       4/18/07           10,000            20.2000
                       4/18/07           10,000            20.2150
                       4/13/07            2,000            20.1800
                       4/10/07            1,000            20.1500
          	  GABELLI ASSOCIATES FUND II
                       4/19/07           17,500-           20.2500
          	  GABELLI ASSOCIATES FUND
                       4/19/07          229,256-           20.2500
                       4/19/07           10,000            20.2287
                       4/18/07           15,000            20.2000
                       4/18/07           10,000            20.2150
                       4/13/07            1,500            20.1800
                       4/10/07            1,500            20.1500
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       4/19/07            4,000-           20.2500
          	  GABELLI INTERNATIONAL II LTD
                       4/19/07            4,000-           20.2500
          	  GABELLI INTERNATIONAL LTD
                       4/19/07            3,000-           20.2500
          GAMCO ASSET MANAGEMENT INC.
                       4/19/07          183,800-           20.2500
                       4/13/07            1,500            20.1800
          GABELLI FUNDS, LLC.
              GABELLI DIVIDEND & INCOME TRUST
                       4/19/07          210,000-           20.2500
              THE GABELLI GLOBAL DEAL FUND
                       4/19/07          300,000-           20.2500
                       4/10/07           17,300            20.1800
                       4/09/07           31,300            20.1800
                       4/05/07            8,800            20.1800
              GABELLI ABC FUND
                       4/19/07          300,000-           20.2500

(1) THE DISPOSITIONS ON 04/19/07 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TENDER OFFER, THE ISSUER'S
SHAREHOLDERS RECEIVED $20.25 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK.  UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.